Exhibit 10.1

AMENDMENT NUMER 1 TO EXTEND COLLABORATION AND LICENSE AGREEMENT

This Amendment Number 1 to Extend Collaboration and License Agreement (the “Amendment”) as of March 17, 2017 (the “Amendment Execution Date”) amends that certain Collaboration and License Agreement entered into as of May 23, 2014 (the “Collaboration Agreement”) by and between CYTOMX THERAPEUTICS, INC.,  a corporation organized under the laws of the State of Delaware, having its principal place of business at 151 Oyster Point Blvd., Suite 400, South San Francisco, CA, 94080 (“CytomX”), and BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation headquartered at 345 Park Avenue, New York, New York, USA 10154 (“BMS”).

RECITALS

Whereas, CytomX and BMS desire to extend their existing collaboration for the purpose of discovery and preclinical development of Compounds suitable for development for human therapeutic uses, with the objective of identifying one or more Compounds for BMS to advance into human clinical trials, in accordance with the terms and conditions set forth in the Collaboration Agreement.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment, the Parties agree to amend the Collaboration Agreement as follows.

1.	Definitions. Four additional definitions are hereby added to the Collaboration Agreement:

1.132“Amendment Effective Date” means the date the Amendment to Extend Collaboration Agreement executed on March 17, 2017 is effective pursuant to section 19 of such Amendment.

1.133[***]

1.134“Extension Target” has the meaning set forth in Section [3.3(c)(iv)].

1.135 “Modality” has the meaning set forth in Section 3.3(c)(iv).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.	Definition. Section 1.26 is hereby deleted in its entirety and replaced with the following:

1.26 “Collaboration Target” means the Initial Collaboration Targets set forth on Exhibit F and any Additional Target, Extension Target, or Substitute Target that is selected in accordance with Section 3.3 of this Agreement.

3.	Definition. Section 1.103 is hereby deleted in its entirety and replaced with the following:

1.103“Product Specific Patent” means any Patent (including all claims and the entire scope of claims therein) Controlled as of the Effective Date or thereafter during the Term by CytomX (or any CytomX Affiliate) (including CytomX’s interest in any Joint Patents) that specifically Covers the composition, formulation, or method of use of any Compound and/or Product, but does not cover any other subject matter, such as Probodies against targets other than Collaboration Targets.  Notwithstanding the foregoing, [***] As of the Execution Date, the Product Specific Patents consist of the Patents listed in Exhibit C.

4.	Definition. Section 1.122 is hereby deleted in its entirety and replaced with the following:

1.122“Target” means: (i) a protein and any fragments thereof (that preserve the utility of the full length protein as a target), encoded by a gene sequence or identified in GenBank by an accession number, including any isoforms, mutants, and polymorphisms thereof,  or (ii) a distinct non-protein biomolecule (e.g., a lipid-bound carbohydrate), as such biomolecule is identified in GenBank by an accession number or similar structural information that identifies such biomolecule, or (iii) upon mutual agreement of the Parties (not to be unreasonably withheld), after good faith discussion at the JRC, any other distinct biomolecule (e.g., a protein-bound carbohydrate), in each case that is capable of being bound by an Antibody.  For clarity, a non-fucosylated version of any protein, fragment, or biomolecule described in (i), (ii) or (iii) above shall constitute the same “Target” as any corresponding protein, fragment, or biomolecule described in (i), (ii) or (iii) above (regardless of whether a separate and distinct Probody is generated or utilized with respect to such non-fucosylated version of any protein, fragment, or biomolecule.

5.	Research Term. Section 3.2(a) is hereby deleted in its entirety and replaced with the following:

The Preclinical Development Program with respect to each Initial Collaboration Target and Additional Target will be carried out during the two (2) year period following (x) the Effective Date, with respect to the Initial Collaboration Targets, and (y) the date of designation of a Substitute Target (with respect to an Initial Collaboration Target or Additional Target) or an

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Additional Target, with respect to any such Substitute Target or Additional Target, and, with respect to an Extension Target, the [***] year period following the date of designation of an Extension Target (or Substitute Target with respect to an Extension Target), unless (in each case) this Agreement is terminated in accordance with Article 13 (such period, as may be extended pursuant to this Section 3.2, being the “Research Term”).  BMS shall have the option to extend the Research Term with respect to any Initial Collaboration Target or Additional Target for up to three (3) additional one (1) year periods on a year-by-year basis after (x) the initial two (2) year period with respect to such Initial Collaboration Target or Additional Target, [***].  In order to exercise its option to extend the Research Term with respect to a given Collaboration Target, BMS must provide CytomX a written notice exercising BMS’ option to extend the applicable Research Term at least [***] prior to the scheduled expiration of the applicable Research Term (i.e., the applicable anniversary of the Effective Date, with respect to the Initial Collaboration Targets, or the date of designation of a Substitute Target or an Additional Target or an Extension Target, with respect to any such Substitute Target or Additional Target or Extension Target).  If BMS does not provide such written notice, the Research Term will end when scheduled (i.e., on the applicable anniversary of the Effective Date, with respect to the Initial Collaboration Targets, and the date of designation of a Substitute Target, an Additional Target or an Extension Target, with respect to any such Substitute Target, Additional Target, or Extension Target).

6.	Collaboration Targets. Sections 3.3(c) and 3.3(d) are hereby deleted in their entirety and replaced with the following:

(c)Collaboration Targets.

(i)Initial Collaboration Targets.  Exhibit F identifies the Collaboration Targets identified as of the Execution Date (the “Initial Collaboration Targets”).

(ii)Reserved Targets.  Exhibit G identifies the Reserved Targets (as further described in Section 3.3(d) below.

(iii)Additional Target Option. BMS shall have the right to add up to two (2) additional Targets to the collaboration (each such target, an “Additional Target”), subject to payment of the Additional Target Payment, and further subject to the Excluded Target Process set forth in Section 3.3(c) (the “Additional Target Option”).  Any such Additional Target must be selected by BMS prior to the fifth (5th) anniversary of the Effective Date by notice to CytomX. For clarity, BMS may designate an Additional Target that is directed to any indication within the field of oncology (including immuno-oncology), including a Target intended for a Probody-drug conjugate program.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv)Extension Targets.  After the Amendment Effective Date, BMS shall have the right to add up to eight (8) additional Targets to the collaboration (each such target, an “Extension Target”).  Any such Extension Target must be selected by BMS prior to the [***] anniversary of the Amendment Effective Date by notice to CytomX.  Up to six (6) of the Extension Targets may be in the field of oncology (including immuno-oncology). BMS shall have the right to request CytomX to generate Probodies which can be used and further developed as: (A) Probodies or Probody drug conjugates and/or (B) Probody-containing bi-specifics, including T-cell engaging bi-specifics (with each of (A) and (B) being referred hereafter as a “Modality”) for the Expansion Targets.

(v)[***] Target.  In addition to the Additional Targets and Extension Targets, [***] is hereby designated as a Collaboration Target, solely for the purpose of developing T-cell engaging bispecifics to be used solely in combination with a Probody targeting an Extension Target [***].

(vi)Substitute Targets. BMS shall have the right to substitute and replace (i) each Initial Collaboration Target and up to [***] of the Extension Targets [***], in accordance with the criteria set forth in clause (A) of this Section, and (ii) up to [***] of the Extension Targets in accordance with clause (B) of this Section, with a new Target (such new target, a “Substitute Target”), subject to the Excluded Target Process set forth in Section 3.3(c).  Any such replacement of an Initial Collaboration Target must occur prior to the commencement of a Clinical Trial of a Compound relating to such Initial Collaboration Target and in no case later than three (3) years after the Effective Date. [***]  Any such replacement also shall be based on technical/scientific information relating to such Initial Collaboration Target [***] (or a Compound relating to such Initial Collaboration Target [***], based upon which BMS reasonably determines that identification of a Compound(s) directed to such Initial Collaboration Target [***] that would be suitable for clinical development will not be feasible, [***]. In the case where BMS desires to replace an Initial Collaboration Target or Extension Target with a proposed Substitute Target, BMS shall inform CytomX, through the JRC, of BMS’ basis (and providing technical/scientific supporting information) for wanting to replace such Initial Collaboration Target or Extension Target. For clarity, BMS may designate a Substitute Target that is directed to any indication within the field of oncology (including immuno-oncology), including a Target intended for a Probody-drug conjugate program, provided that such selection shall not be deemed to expand the limits on Extension Targets set forth in Section 3.3(a)(c)(iv).

(vii)Update to Preclinical Plan; Reversion of Rights.  In the case of any such designation of an Additional Target or Extension Target or a replacement of an Initial Collaboration Target or Extension Target with a Substitute Target, in advance of work being initiated by the Parties with respect to such Additional Target, Extension Target or Substitute Target, the JRC shall update the Preclinical Plan and Budget to include work on such Additional Target, Extension

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Target or Substitute Target, with the Preclinical Plan expected to be similar in scope and FTE effort as specified for each of the initial projects under the initial Preclinical Plan, it being understood that the Preclinical Development Program may be extended with respect to the Substitute Target, Extension Target or Additional Target.  Each Party shall use reasonable best efforts to ensure that the JRC meets as promptly as reasonably practicable (and no later than within 45 Business Days) upon designation of an Additional Target, Extension Target or a replacement of an Initial Collaboration Target or Extension Target with a Substitute Target in order to develop and approve an updated Preclinical Plan and Budget with respect to such Additional Target, Extension Target or Substitute Target. Upon replacement of an Initial Collaboration Target or Extension Target with a Substitute Target, following the procedure set forth above, the previously designated Initial Collaboration Target or Extension Target shall no longer be considered a Collaboration Target, and all rights to the CytomX Technology related to such Initial Collaboration Target shall revert to CytomX in accordance with Section 13.6.

(d)Excluded Target Process.  The following procedure shall be followed for the selection of an Additional Target or Extension Target or the replacement of an Initial Collaboration Target or an Extension Target with a Substitute Target.  Upon notice by BMS to CytomX of its desire to designate a Target as an Additional Target, Extension Target or a Substitute Target, CytomX shall provide an independent reviewer (mutually agreed to by BMS and CytomX) (the “Target Reviewer”) with a list of all targets where CytomX has: (1) licensed exclusive rights to a third party with respect to such target, or is otherwise contractually restricted from including such target, (2) entered into (and has maintained ongoing) discussions with a third party with respect to a license or collaboration regarding potential products intended for use against such target, with such discussions being evidenced by written correspondence relating to proposed terms (“Ongoing Bona Fide Discussions”), (3) an active bona fide internal research or development program, with respect to the research, development and commercialization of Probodies directed towards such target under which program CytomX has identified a functional Antibody directed toward such target (as part of development of Probodies directed to such target), or (4) the three (3) targets listed on Exhibit G hereto (“Reserved Targets”) for the period of twelve (12) months after the Effective Date (and thereafter only if included under (a)-(c) above),  (any such target, an “Excluded Target”, and such list, the “Excluded Target List”), and CytomX shall notify BMS that the Excluded Target List has been provided to the Target Reviewer.  Upon receipt of such notice BMS shall provide to the Target Reviewer the new Target that BMS proposes to become an Additional Target, Extension Target or a Substitute Target, including the GenBank accession number (or other identifying information) for such Target.  The Target Reviewer would notify BMS, within five (5) business days if the Target proposed by BMS as an Additional Target, Extension Target or as a Substitute Target is an Excluded Target (but not the reason such Target is an Excluded Target).  In each circumstance where BMS notifies CytomX of its desire to designate a Target as the subject of a Substitute Target, Extension Target or Additional Target,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CytomX shall provide the Target Reviewer with an updated Excluded Target List prior to BMS proposing such new Target to the Target Reviewer.  Accordingly, CytomX shall inform the Target Reviewer (A) of any new targets that have become subject to third party obligations, terms discussions or part of an active bona fide internal development program of CytomX, as provided above; (B) the expiration of the twelve month period referenced in clause (d) above (or unilateral termination by CytomX) of such period with respect to any Reserved Target) and any Reserved Targets that are no longer reserved by virtue of such clause (4); and (C) any new targets that have become available due to the termination of a collaboration (or Ongoing Bona Fide Discussions with a third party) or termination of any internal development program of CytomX.  Any proposed Target that is not an Excluded Target (under the procedure set forth above) would be deemed selected by BMS as the Additional Target Extension Target, or Substitute Target.  [***]

7.	FTE Funding. Sections 3.4(a) and 3.4(b) are hereby deleted in their entirety and replaced with the following.

(a)Funded CytomX FTEs; FTE Rate.  Subject to Section 3.4(b), BMS will fund at the FTE Rate, and CytomX will provide the number of CytomX FTEs per Research Year during the Research Term to perform activities in support of the Preclinical Development Program, in accordance with the then-current Preclinical Plan, and in accordance with this Section 3.4.  Throughout the Research Term, CytomX shall assign no less than the number of qualified CytomX FTEs in accordance with this Section 3.4 to perform the work set forth in the then‑applicable Preclinical Plan, which currently contemplates [***] FTEs in the first year of the Research Term and [***] FTEs in the second year of the Research Term.  [***]  The professional skills and expertise levels of such FTEs shall be appropriate to the scientific objectives of the Preclinical Development Program.  The FTE Rate during the first five years of the Research Term shall be [***] per FTE per year (subject to adjustment pursuant to Section 1.62).  For the avoidance of doubt, nothing in this Agreement herein shall be considered to establish an employment relationship between BMS and the CytomX FTEs funded by BMS pursuant to this Agreement.

(b)Changes to the Number of Funded FTEs.  If the activities contemplated by the Preclinical Plan at any time during the Research Term do not justify the number of CytomX FTEs allocated to the Preclinical Development Program, the Parties will work in good faith to mutually agree to modify the scope of the Preclinical Plan or adjust the number of BMS‑funded CytomX FTEs.  The number of CytomX FTEs to be funded by BMS and provided by CytomX in support of the conduct of the Preclinical Development Program may be increased or decreased by the JRC in accordance with changes in the Preclinical Development Program and Preclinical Plan and shall be specified for each calendar quarter in the Budget as set forth in Section 3.3(a), provided that the number of CytomX FTEs to be provided by CytomX would not be decreased below [***] FTEs or increased to exceed

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***] FTEs during the Research Term without CytomX’ written consent.  Any changes to the Preclinical Plan and assignment and allocation of work to be performed by the BMS‑funded CytomX FTEs shall require the approval of the JRC, provided that if the JRC is unable to reach consensus, BMS shall have final decision making authority, subject to the following: (i) BMS’ decision making shall be subject to Section 2.1(d), (ii) the number of CytomX FTEs to be provided by CytomX shall not be increased to exceed [***] FTEs without CytomX’ prior written consent.

8.	Development. Section 4.1 is hereby amended by adding new subsections (c) and (d):

(c)Meetings.  From the date [***] the Parties agree to meet semi-annually in person or by video conference (provided at least one meeting per year is held in person), [***]. During these Development meetings, the Parties will exchange preclinical and clinical development information, such as pre-clinical, manufacturing, toxicological, clinical trial design information, and development program timelines, relating to the Product [***].

(d)Pharmacovigilance Agreement. Within [***], the Parties, (under the guidance of their Pharmacovigilance Departments, or equivalent thereof) shall define and finalize the responsibilities  the Parties shall employ to protect patients and promote their well-being in connection with the use of the Compounds and or Products. [***] Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to Governmental Authorities. Furthermore, such agreed procedures shall be consistent with relevant International Council for Harmonization (ICH) guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail. [***] In the event that this Agreement is terminated, the Parties agree to implement the necessary procedures and practices to ensure that any outstanding pharmacovigilance reporting obligations are fulfilled.

9.	License to BMS. Section 7.1(a) is hereby deleted in its entirety and replaced with the following:

(a)Subject to the terms and conditions of this Agreement, CytomX hereby grants to BMS an exclusive (even as to CytomX) license, with the right to grant sublicenses as provided in Section 7.2, under the Product Specific Patents to research, develop, make, have made, use, sell, offer for sale, export and import (including the exclusive right to Develop, have Developed, Commercialize and have Commercialized) Compounds, alone or as incorporated in Products in the Territory (including, for clarity, the Masks and Antibodies set forth on Schedule 1.30, or any Compounds comprising such materials); provided that BMS covenants to CytomX that BMS, and its Affiliates and Sublicensees, shall only practice under such exclusive license in the Field in the Territory; and further provided, [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.	Licenses to CytomX. Section 7.3 is hereby amended by adding new subsection (d):

(d)Grant to CytomX Technology Improvements.  Subject to the terms and conditions of this Agreement, BMS hereby grants to CytomX a co-exclusive, sublicensable, royalty-free license under the Sole Inventions owned by BMS to the extent such Sole Inventions owned by BMS are specifically related to the CytomX Technology. As used in this Section 7.3(d), the term “co-exclusive” means that BMS may only license such Sole Inventions owned by BMS that are specifically related to the CytomX Technology to a Third Party in connection with a grant of rights to a Product developed under this Agreement.

11.	Upfront Payment. Section 8.1 is hereby amended by adding new subsection (c):

(c)BMS shall pay CytomX a signing payment of two hundred million Dollars ($200,000,000) within ten (10) Business Days after the Amendment Effective Date.  Such payment shall be noncreditable and nonrefundable.

12.	Development Milestones. Section 8.3 is hereby deleted in its entirety and replaced with the following:

8.3Development Milestone Payments for Compounds or Products.

(a)BMS shall pay to CytomX the milestone payments set forth in Table 1a, Table 1b and Table 1c for each Initial Collaboration Target, Additional Target, Extension Target, and Substitute Target of any Initial Collaboration Target and Extension Target [***] after the first achievement of the specified milestone event by BMS, its Sublicensees or their Affiliates for a Compound or Product directed to a given Initial Collaboration Target, Additional Target, Extension Target and Substitute Target of any Initial Collaboration Target and Extension Target, provided that (i) the payment amounts set forth in Table 1 shall only apply to the first Compound or Product for a given Collaboration Target to reach the milestone event, provided that subsequent milestone events that were not achieved by the first Product for such Collaboration Target may be met by another Compound or Product for the same Collaboration Target, and (ii) the payment amounts set forth in Table 1 shall be subject to Section 8.3(b).  Such payments shall be noncreditable (except as set forth in Section 8.3(b) below) and nonrefundable.  BMS shall provide written notice to CytomX within [***] after the first achievement of the specified milestone event by BMS or its Affiliates and within [***] after the first achievement of the specified milestone event by its Sublicensees or their Affiliates.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table 1a: For Compounds and Products directed against Initial Collaboration Targets, Additional Targets and Substitute Targets of Initial Collaboration Targets:

	Event	1st Indication	2nd Indication	3rd Indication
1	ECN designation by BMS	$2,000,000	N/A	N/A
2	IND Filing	[***]	[***]	[***]
3	Dose 1st Patient in a 1st Phase 2 Clinical Trial	[***]	[***]	[***]
4	Dose 1st Patient in a 1st Phase 3 Clinical Trial	[***]	[***]	[***]
5	BLA Filing in US	[***]	[***]	[***]
6	MAA Filing	[***]	[***]	[***]
7	BLA Filing in Japan	[***]	[***]	[***]
8	First Commercial Sale in US	[***]	[***]	[***]
9	First Commercial Sale in EU	[***]	[***]	[***]
10	First Commercial Sale in Japan	[***]	[***]	[***]
	Total	[***]	[***]	[***]

Table 1b:  For Compounds and Products directed against Extension Targets and Substitute Targets of Extension Targets for the first Modality:

	Event	1st Indication	2nd Indication	3rd Indication
1b	ECN designation by BMS	[***]	[***]	[***]
2b	First IND Filing	[***]	[***]	[***]
3b	Dose 1st Patient in a 1st Phase 2 Clinical Trial	[***]	[***]	[***]
4b	Dose 1st Patient in 1st Phase 3 Clinical Trial	[***]	[***]	[***]
5b	BLA Filing in US	[***]	[***]	[***]
6b	MAA Filing	[***]	[***]	[***]
7b	BLA Filing in Japan	[***]	[***]	[***]
8b	First Commercial Sale in US	[***]	[***]	[***]
9b	First Commercial Sale in EU	[***]	[***]	[***]
10b	First Commercial Sale in Japan	[***]	[***]	[***]
	Total milestone payments per Extension Target for 1st Modality	[***]	[***]	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table 1c:  For Compounds and Products directed against Extension Targets and Substitute Targets of Extension Targets for the second Modality:

	Event	1st Indication	2nd Indication	3rd Indication
1c	Selection of a clinical candidate	[***]	[***]	[***]
2c	File 1st IND	[***]	[***]	[***]
3c	Dose 1st Patient in 1st Phase II clinical study	[***]	[***]	[***]
4c	Dose 1st Patient in 1st Phase III clinical study	[***]	[***]	[***]
5c	BLA Filing in US	[***]	[***]	[***]
6c	MAA Filing	[***]	[***]	[***]
7c	BLA Filing in Japan	[***]	[***]	[***]
8c	First Commercial Sale in US	[***]	[***]	[***]
9c	First Commercial Sale in EU	[***]	[***]	[***]
10c	First Commercial Sale in Japan	[***]	[***]	[***]
	Total milestone payments per Extension Target for 2nd Modality	[***]	[***]	[***]

(b)The milestone payments set forth above shall be payable by BMS to CytomX for a given Collaboration Target upon the first achievement of the milestone event for the first Compound or Product for such Collaboration Target to achieve such milestone event, provided that subsequent milestone events that were not achieved by the first Compound or Product for such Collaboration Target could be met by another Compound or Product for the same Collaboration Target.  If a milestone becomes due with respect to a Product for a specific Collaboration Target and Indication and Modality, if applicable solely for an Extension Target or Substitute Targets of an Extension Target, or before an earlier listed Development milestone (i.e., milestones 1 through 4 in the above Table 1a; milestones 1b through 4b in Table 1b; and milestones 1c through 4c in Table 1c) became due for such Indication and Modality, if applicable, for any reason, then the earlier listed milestones for such Indication and Modality, if applicable solely for an Extension Target or Substitute Targets of an Extension Target, shall be payable upon achievement of the later listed milestone.  For example, if Milestone 4 becomes due prior to the payment of Milestone 3, then upon achievement of Milestone 4, both the [***] Milestone 4 and the [***] Milestone 3 would be payable.  For clarity, if any of Milestones 5-10 in Table 1a is achieved before any of Milestones 1-4, then each Milestones 1-4 (to the extent not previously paid by BMS) would be payable on achievement of the Milestone 5-10, and similarly with respect to Milestones 5b-10b and Milestones 1b-4b in Table 1b and Milestones 1c-4c in Table 1c.  Milestone payments for second (2nd) and third (3rd) Indications with respect to a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

given Product would be deferred until the achievement of First Commercial Sale (in the applicable territory) for the 1st Indication with respect to such Product. In addition, if Development is discontinued for a Product for a given Collaboration Target before First Commercial Sale is obtained for that Product, the previously paid milestone payments for that Product will be applied and credited toward the milestone payments for the next Product for that Collaboration Target in Development.  Once First Commercial Sale is obtained for a Product for a given Collaboration Target, any deferred milestone payments for such Collaboration Target still continuing in Development will be due.

(c)The term “Indication” as used herein means, with respect to a Compound or Product, the use of that Compound or Product for the treatment, prevention, mitigation or cure of: (i) any cancer with a particular organ of origin, histology or genetic subtype; or (ii) any disease that is not a cancer but requires a separate clinical development program to achieve Regulatory Approval.  Different lines of therapy for the same tumor type (e.g., 1st line NSCLC and 2nd line NSCLC) shall not be deemed different Indications.

13.	Sales Milestones. Section 8.4 is hereby deleted in its entirety and replaced with the following:

8.4Sales Milestone Payments.

(a)For each Initial Collaboration Target, Additional Target and Substitute Target for any Initial Collaboration Target:

(i)A milestone payment of [***] shall be payable when the total Net Sales within a given Calendar Year of a Product in the Territory by BMS, its Affiliates and Sublicensees first reaches more than one billion Dollars ($1,000,000,000).

(ii)A milestone payment of [***] shall be payable when the total Net Sales within a given Calendar Year period of a Product in the Territory by BMS, its Affiliates and Sublicensees first reaches more than two billion Dollars ($2,000,000,000).

(iii)A milestone payment of [***] shall be payable when the total Net Sales within a given Calendar Year period of a Product in the Territory by BMS, its Affiliates and Sublicensees first reaches more than three billion Dollars ($3,000,000,000).

(iv)The sales based milestones set forth in clauses (i) through (iii) above shall be payable one time for a particular Collaboration Target within sixty (60) days following the end of the Calendar Year in which the first Product for such Collaboration Target first reaches the Net Sales threshold, but in any event shall not exceed [***] for each such Collaboration Target.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)For each Extension Target and Substitute Target for any Extension Target for the first Modality:

(i)A milestone payment of [***] shall be payable when the total Net Sales within a given Calendar Year of a Product in the Territory by BMS, its Affiliates and Sublicensees first reaches more than one billion Dollars ($1,000,000,000).

(ii)A milestone payment of [***] shall be payable when the total Net Sales within a given Calendar Year period of a Product in the Territory by BMS, its Affiliates and Sublicensees first reaches more than two billion Dollars ($2,000,000,000).

(iii)A milestone payment of [***] shall be payable when the total Net Sales within a given Calendar Year period of a Product in the Territory by BMS, its Affiliates and Sublicensees first reaches more than three billion Dollars ($3,000,000,000).

(iv)The sales based milestones set forth in clauses (i) through (iii) above shall be payable one time for a particular Collaboration Target within sixty (60) days following the end of the Calendar Year in which the first Product for such Collaboration Target first reaches the Net Sales threshold, but in any event shall not exceed [***] for each such Collaboration Target for such Modality.

(c)For each Extension Target and Substitute Target for any Extension Target for the second Modality:

(i)A milestone payment of [***] shall be payable when the total Net Sales within a given Calendar Year of a Product in the Territory by BMS, its Affiliates and Sublicensees first reaches more than one billion Dollars ($1,000,000,000).

(ii)A milestone payment of [***] shall be payable when the total Net Sales within a given Calendar Year period of a Product in the Territory by BMS, its Affiliates and Sublicensees first reaches more than two billion Dollars ($2,000,000,000).

(iii)A milestone payment of [***] shall be payable when the total Net Sales within a given Calendar Year period of a Product in the Territory by BMS, its Affiliates and Sublicensees first reaches more than three billion Dollars ($3,000,000,000).

(iv)The sales based milestones set forth in clauses (i) through (iii) above shall be payable one time for a particular Collaboration Target within sixty (60) days following the end of the Calendar Year in which the first Product for such Collaboration Target first reaches the Net Sales threshold, but in any event shall not exceed [***] for each such Collaboration Target for such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Modality.

14.	Royalties. Section 8.5(b) is hereby deleted in its entirety and replaced with the following:

(b)Royalty on Products.  BMS will pay to CytomX a royalty on Net Sales of Products, on a Product-by-Product basis, by BMS, its Affiliates and Sublicensees in the Territory in the Field based on the Net Sales tiers and royalty rates as set forth in Tables 2a or Table 2b, as applicable, below (the “Base Royalty Rate”) (subject to any offsets or reductions set forth below in this Section 8.5).

Table 2a:  For Products directed against Initial Collaboration Targets, Additional Targets and Substitute Targets of the Initial Collaboration Targets

Base Royalty Rate	Portion of Total Annual Net Sales in the Territory (Determined Separately for Each Product)
[***]	Up to and equal to $1 billion;
[***]	Greater than $1 billion and less than or equal to $2 billion;
[***]	Greater than $2 billion and less than or equal to $3 billion;
[***]	Greater than $3 billion and less than or equal to $4 billion;
[***]	Greater than $4 billion and less than or equal to $5 billion;
[***]	Greater than $5 billion.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table 2b:  For Products directed against Extension Targets and Substitute Targets of the Extension Targets

Base Royalty Rate	Portion of Total Annual Net Sales in the Territory (Determined Separately for Each Product)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

For clarity, the Net Sales thresholds in the tables above shall be determined on a Product-by-Product basis.  By way of example, if the total annual Net Sales of a Product targeting an Initial Collaboration Target in the Territory in a particular Calendar Year are $2.8 billion, the amount of royalties payable hereunder shall be calculated as follows (subject to any applicable reductions under this Section 8.5):  ([***]% x $1 billion) + ([***]% x $1 billion) + ([***]% x $800 million) = $[***] million.

Notwithstanding the foregoing, subject to the last sentence of clause 8.5(f) below, in each country where there is no Valid Claim of the Product Specific Patents or CytomX Patent Rights that would be infringed by the sale of such Product in such country absent a license with respect to such Product Specific Patents or CytomX Patent Right under this Agreement, then the Base Royalty Rate (subject to any offsets or reductions set forth below in this Section 8.5) as applied to the sale of such Product in each such country shall be reduced by fifty percent (50%) (i.e., the Base Royalty Rate shall be ½ the rates set forth above in Table 2a or 2b, as applicable, above).

15.	Royalty Floor. Sections 8.5(g) and 13.7(c) are hereby deleted in their entirety and replaced with the following:

8.5(g)Royalty Floor.  Notwithstanding the foregoing, in no event shall the royalties payable to CytomX during the Royalty Term be reduced to: (i) less than two percent (2.0%) with respect to a Product directed to an Initial Collaboration Target (or Substitute Target thereof) or an Additional Target[***], by operation of clauses (b), (c) and (d) of this Section 8.5.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.7(c)BMS’ obligations to pay royalties and milestones under Sections 8.3 through 8.5 of this Agreement shall survive such termination in an amount, provided that all such royalties and milestones shall be reduced to fifty percent (50%) of the amount that would otherwise have been payable under this Agreement, provided that in no event will the royalties payable to CytomX for any Product be reduced below: (i) two percent (2%) with respect to a Product directed to an Initial Collaboration Target (or Substitute Target thereof) or an Additional Target [***];

16.	Ownership of Information and Inventions. Section 9.1 is hereby deleted in its entirety and replaced with the following:

9.1 Ownership of Information and Inventions. Except as provided in this Section 9.1, each Party will own all inventions (and Patents that claim such inventions) solely invented by or on behalf of it and/or its Affiliates and/or their respective employees, agents and independent contractors in the course of conducting its activities under this Agreement (collectively, “Sole Inventions”). All inventions invented jointly by employees, Affiliates, agents, or independent contractors of each Party in the course of conducting its activities under this Agreement (collectively, “Joint Inventions”) and Joint Patents will be owned jointly by the Parties. Notwithstanding the foregoing, any Sole Inventions or Joint Inventions that: (a) are first conceived or reduced to practice after the Amendment Effective Date, and (b) pertain to modifications to any Substrates or Masks, shall be solely owned by CytomX (“Mask/Substrate Inventions”). Subject to a Party’s obligations under applicable terms of this Agreement (e.g., licenses granted hereunder, confidentiality obligations, etc.) with respect to same, any Information generated during or resulting from a Party’s activities under this Agreement may be used by such Party for any purpose. This Agreement will be understood to be a joint research agreement under 35 U.S.C. §103(c)(3) entered into for the purpose of researching, identifying and developing Compounds and Products under the terms set forth herein. Subject to the rights and licenses granted under this Agreement, it is understood that neither Party shall have any obligation to account to the other Party for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit such Joint Inventions, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the Applicable Law of any jurisdiction to require any such approval or accounting. BMS shall assign, and does hereby assign, to CytomX such Patents, Know-How or other intellectual property rights as necessary to achieve ownership or Mask/Substrate Inventions as provided in this Section 9.1.  BMS shall execute and deliver all documents and instruments reasonably requested by CytomX to evidence or record such assignment or to file for, perfect or enforce the assigned rights.  BMS shall make its relevant employees, agents and independent

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

contractors (and their assignments and signatures on such documents and instruments) reasonably available to CytomX for assistance in accordance with this Section 9.1 at no charge.

17.	Exclusivity. Section 11.1 is hereby deleted in its entirety and replaced with the following:

11.1Exclusivity.  CytomX agrees that it will not work independently of this Agreement during the Term for itself or any Third Party (including the grant of any license or option to any Third Party) or enable a Third Party with respect to discovery, research, development and/or commercialization activities with respect to (i) Compound(s) and/or Product(s) in the Territory and/or (ii) any Collaboration Target (including any discovery, research, development and/or commercialization activities with respect to any Probody that selectively binds to any Collaboration Target, whether or not it also selectively binds another Target); [***].  Subsequent to the commencement by BMS or its Sublicensee of a Phase 1 Clinical Trial with respect to a product directed toward a Collaboration Target that is being pursued by BMS in the field of oncology, and where BMS is not pursuing a product directed toward such Collaboration Target outside of the field of oncology, CytomX may research and develop products directed toward such Collaboration Target(s) outside the field of oncology.

18.	Termination by BMS at Will. Section 13.2(a) is hereby deleted in its entirety and replaced with the following:

(a) Termination by BMS at Will. BMS may terminate this Agreement as a whole, or on a country-by-country basis, at any time after the second anniversary of the Amendment Effective Date or, at any time after the Effective Date, on a Collaboration Target-by-Collaboration Target basis, effective upon two (2) months prior written notice to CytomX in the case where Regulatory Approval has not been obtained for any applicable Product to such Collaboration Target in either the U.S. or the EU, or upon four (4) months prior written notice to CytomX in the case where Regulatory Approval has been obtained in either the U.S. or the EU for an applicable Product to such Collaboration Target. Following any such termination under this Section 13.2(a) becoming effective as to the Agreement as a whole, no further funding of FTEs by BMS shall be payable, BMS’ obligations to purchase common shares in connection with an initial public offering of CytomX common stock pursuant to Section 8.1(b) shall no longer apply, and no milestone payments will be due on milestones achieved during the period between the notice of termination and the effective date of termination.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.	Representations and Warranties. Section 14.1 is hereby amended by adding new Section 14.1(f).

(f)to each Party’s knowledge, as of the Amendment Execution Date, it is not in breach of the Agreement.

20.

HSR Act Filing.  The Parties shall each, prior to or as promptly as practicable after the Amendment Execution Date, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act and any applicable foreign equivalent thereof with respect to the transactions contemplated hereby, and the Parties agree to request early termination under the HSR Act; provided that the Parties shall each file the notifications required to be filed under the HSR Act no later than ten (10) business days after the Amendment Execution Date.  Each Party shall be responsible for its own costs in connection with such filing, except that BMS shall be solely responsible for the applicable filing fees.  The Parties shall use commercially reasonable efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act and any applicable foreign equivalent thereof to terminate or expire at the earliest possible date after the date of filing.  Notwithstanding anything in this Agreement to the contrary, this Amendment (other than this section 20) shall not become effective until the last to occur of (1) expiration or earlier termination of the waiting period under the HSR Act in the U.S., (2) the expiration or earlier termination of any applicable waiting period under the antitrust or competition laws of any other jurisdiction, and/or (3) the approval or clearance of the transactions contemplated by this Agreement in any jurisdiction requiring advance approval or clearance (the “Amendment Effective Date”).

21.

Press Release.  Pursuant to Section 12.3(a) of the Collaboration Agreement, the Parties agree upon a mutual press release to announce the execution of this Amendment, which is attached hereto as Exhibit I; thereafter, CytomX and BMS may each disclose to Third Parties the information contained in such press release without the need for further approval by the other Party.

22.

Miscellaneous.  Except as expressly set forth herein, this Amendment shall not be construed to modify any of the Parties’ respective rights and obligations under the Collaboration Agreement.  This Amendment shall be construed and interpreted according to the laws of the State of Delaware, without regard to conflicts of laws principles.  This Amendment may be executed in more than one counterpart, each of which shall be deemed to be an original but all of which taken together shall be deemed a single instrument.  A facsimile transmission of the signed Amendment will be legal and binding on both Parties.  This Amendment shall be incorporated into and shall, as of the Amendment Effective Date, form part of the Collaboration Agreement between the Parties.

[signature page follows]

In Witness Whereof, the Parties have caused this Amendment to be executed by their duly authorized representatives effective as of the Amendment Execution Date.

BRISTOL-MYERS SQUIBB Company		CytomX THERAPEUTICS, INC.
By:	/s/ Carl P. Decicco	By:	/s/ Sean McCarthy
Name:	Carl Decicco	Name:	Sean McCarthy
Title:	SVP Head of Discovery	Title:	President & CEO

Exhibit I
Amendment Press Release

Bristol-Myers Squibb and CytomX Therapeutics Extend Worldwide Collaboration to Discover Probody™ Therapeutics for the Treatment of Cancer and Other Diseases

•	Builds upon initial 2014 alliance in oncology
•	Includes up to eight additional targets in oncology and other therapeutic areas
•	CytomX to receive $200 million upfront payment

(NEW YORK and SOUTH SAN FRANCISCO, March 20, 2017) - Bristol-Myers Squibb Company (NYSE:BMY) and CytomX Therapeutics, Inc. (Nasdaq:CTMX), a biopharmaceutical company developing investigational Probody therapeutics for the treatment of cancer, today announced an expansion of their 2014 strategic collaboration to discover novel therapies that will include up to eight additional targets using CytomX’s proprietary Probody platform.

Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues. By remaining inactive until they are activated by proteases in the tumor microenvironment, Probody therapeutics bind selectively to cells within tumor tissue with reduced binding to healthy tissue, potentially improving or creating a therapeutic window. Probody therapeutics may also have application in other diseases where proteases are dysregulated in affected tissues.

As part of the original collaboration signed in May 2014 to discover, develop and commercialize Probody therapeutics, Bristol-Myers Squibb selected four oncology targets, including CTLA-4. In the collaboration to date, Bristol-Myers Squibb has progressed the CTLA-4 Probody therapeutic to Investigational New Drug-enabling studies and the three other programs are in the lead discovery and optimization phase.

“CytomX’s Probody platform has enhanced our discovery research as we seek to direct the therapeutic effects of immunotherapy in a more targeted approach against tumors,” said Carl Decicco, Ph.D., Head of Discovery, Bristol-Myers Squibb. “We look forward to working more extensively with CytomX on this innovative and potentially disruptive approach in oncology as well as other disease areas.”

“This expanded collaboration with Bristol-Myers Squibb gives CytomX the opportunity to further the reach of our potentially transformational Probody technology and provides us with additional financial and strategic flexibility to build our company,” said Sean McCarthy, D. Phil., President and Chief Executive Officer. “With CX-072 in Phase 1/2, and CX-2009 approaching clinical studies, our broad wholly-owned pipeline is poised for initial proof of concept as we aim to reinvent therapeutic antibodies.”

Under the terms of the agreement, CytomX will grant Bristol-Myers Squibb exclusive worldwide rights to develop and commercialize Probody therapeutics for up to six additional oncology targets and two non-oncology targets. Bristol-Myers Squibb will make an upfront payment of $200 million to CytomX and, in addition, will provide research funding over the course of the research term. CytomX will also be eligible to receive up to $448 million in future development, regulatory and sales milestone payments for each collaboration target, as well as tiered royalties from the mid-single digits to low-double digits on net sales of each product commercialized by Bristol-Myers Squibb.

Closing of the transaction is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

About CytomX Therapeutics

CytomX is a clinical-stage, oncology-focused biopharmaceutical company pioneering a novel class of investigational antibody therapeutics based on its Probody technology platform. The company uses its platform to create proprietary cancer immunotherapies against clinically-validated targets, such as PD-L1, and develop first-in-class cancer therapeutics against difficult-to-drug targets, such as CD166. Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues. The company’s lead program, CX-072, a wholly-owned PD-L1-targeting Probody therapeutic, is being evaluated in a Phase 1/2 study. CX-072 is part of PROCLAIM (Probody Clinical Assessment In Man), an international umbrella clinical trial program that provides clinical trial sites with access to the company’s novel therapies under one central protocol. The Investigational New Drug filing for CX-2009, a first-in-class Probody drug conjugate targeting the highly expressed tumor antigen, CD166, is targeted for the first half of 2017. In addition to its proprietary programs, CytomX is collaborating with strategic partners including AbbVie, Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center and ImmunoGen, Inc. For more information, visit www.cytomx.com or follow us on Twitter.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2016 in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CytomX Therapeutics Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements. Our Probody platform is beginning clinical development, and the process by which clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties.  Collaborations with partners may not result in products, and milestone payments and royalties may not be received. Projected net cash utilization and capital resources are subject to substantial risk of variance based on a wide variety of factors that can be difficult to predict.  Applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading "Risk Factors" included in our filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts

Bristol-Myers Squibb

Media:

Ken Dominski, 609-252-5251, ken.dominski@bms.com

Lisa McCormick Lavery, 609-252-7602, lisa.mccormicklavery@bms.com

Investors:

Tim Power, 609-252-7509, timothy.power@bms.com

Bill Szablewski, 609-252-5894, william.szablewski@bms.com

CytomX Contacts:

Media Contact:

Canale Communications

Ian Stone, 619-849-5388, ian@canalecomm.com

Investor Contact:

Trout Group

Pete Rahmer, 646-378-2973, prahmer@troutgroup.com